UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2015

BARINGTON/HILCO ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36832	47-1455824
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue, 17th Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 974-5710

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, Barington/Hilco Acquisition Corp. (the “Company”) announced that James A. Mitarotonda has voluntarily resigned his position as Chief Executive Officer of the Company, effective immediately. Mr. Mitarotonda’s resignation was not the result of any dispute or disagreement with the Company or the Board of Directors on any matter related to the operations, policies or practices of the Company. Mr. Mitarotonda will continue to serve as Chairman of the Company’s Board.

The Company’s Board appointed Cory Lipoff as Chief Executive Officer, effective immediately. Mr. Lipoff, 57, has served as Executive Vice President and a Principal in Hilco Merchant Resources, a division of Hilco Global, since 2000. He has assisted numerous retail companies around the world in creating significant shareholder value across all key retail sectors, including department store, specialty apparel and hard lines, big box and grocery. Mr. Lipoff specializes in structuring and implementing sophisticated asset redeployment strategies for retailers.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release dated May 1, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2015

BARINGTON/HILCO ACQUISITION CORP.

By:	/s/ Jared L. Landaw
Jared L. Landaw, Secretary

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 1, 2015

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